Exhibit 31.2
CERTIFICATION
I, Manfred Hanuschek, certify that:
     1. I have reviewed this Form 10-K/A of CTI Group (Holdings) Inc.;
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2009
/s/ Manfred Hanuschek
Manfred Hanuschek
Chief Financial Officer
(Principal Financial Officer)